Exhibit 99.1

Investor Relations Contact:

John Mills

ICR, Inc.

310.954.1105

John.Mills@icrinc.com

eDiets.com® Announces Preliminary Second Quarter 2008 Revenue

FORT LAUDERDALE, FL, July 28, 2008 – eDiets.com, Inc. (NASDAQ: DIET), leveraging the power of the Internet to bring diet, fitness and healthy lifestyle solutions to everyone, today announced preliminary revenue for the quarter ended June 30, 2008 of approximately $6.4 million.

“As we have discussed previously, the implementation of our new enterprise platform resulted in significant operational and fulfillment challenges during the first quarter,” said Chief Executive Officer Steve Rattner. “We have made significant progress in rectifying these issues during the second quarter and into the third quarter with the recent implementation of new robust payment, billing and fulfillment functionality, as well as B2B functionality that will allow us to better serve our business clients. Challenging macroeconomic conditions and short term delays in key B2B launches, however, make it unlikely that the anticipated benefits and operating leverage from the new technology platform and accelerated growth of the B2B and meal delivery businesses will occur in 2008. Given that our previously issued revenue guidance for 2008 of $50 million reflected these assumptions, we are withdrawing the financial guidance at this time.”

Mr. Rattner continued, “We continue to believe in the long-term opportunity and remain focused on fine tuning the platform for upcoming B2B launches and our meal delivery program in order to enter the post-holiday diet season in a strong position.”

eDiets.com will report results for its second quarter ended June 30, 2008, after the U.S. equity markets close on Wednesday, August 6, 2008. The company will also host a conference call for investors the following day, Thursday, August 7, beginning at 8:30 a.m. Eastern Time. Participants may access the call by dialing 866-510-0704 (domestic) or 617-597-5362 (international), passcode 86375577. In addition, the call will be webcast via the company’s website at http://www.eDiets.com, Investor Relations, where it will also be archived. A telephone replay will be available through Thursday, August 21, 2008. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 39234724.

About eDiets

eDiets.com, Inc. is a leading provider of personalized nutrition, fitness and weight-loss programs. eDiets currently features its award-winning, fresh-prepared diet meal delivery service as one of the more than 20 popular diet plans sold directly to members on its flagship site, www.eDiets.com. The company also provides a broad range of customized wellness and weight management solutions for Fortune 500 clients. eDiets.com’s unique infrastructure offers businesses, as well as individuals, an end-to-end solution strategically tailored to meet its customers’ specific goals of achieving a healthy lifestyle. For more information, please call 310-954-1105 or visit www.eDiets.com.

Safe Harbor Statement

Statements which are not historical in nature are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements to be materially different from those which may be expressed or implied by such statements. These risks and uncertainties include, among others, that we will not be able to obtain sufficient and/or acceptable outside financing (when and if required);, changes in general economic and business conditions; changes in product acceptance by consumers; a decline in the effectiveness of sales and marketing efforts; loss of market share and pressure on prices resulting from competition; significant investments in our technology platform, marketing plans, and product development to remain competitive with other online providers of healthy living and weight loss plans, many of which may be found to offer superior and more varied features than our plans and may also be offered for free; volatility in the advertising markets; any delay, disruption, or suspension of our supply of prepared meals from our vendor; changes in consumer preferences and discretionary spending; product liability and other risks from the sale of ingested products; regulatory actions affecting our marketing activities; and the outcome of litigation pending against us. For additional information regarding these and other risks and uncertainties associated with eDiets.com’s business, reference is made to our Annual Report on Form 10-K for the year ended December 31, 2007, and other reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements are current only as of the date on which such statements are made. We do not undertake any obligation to publicly update any forward- looking statements.

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